UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 12, 2016

Brixmor Property Group Inc.

Brixmor Operating Partnership LP

(Exact name of registrant as specified in its charter)

Maryland Delaware	001-36160 333-201464-01	45-2433192 80-0831163
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 Lexington Avenue, 13th Floor

New York, New York 10017

(Address of Principal Executive Offices) (Zip Code)

(212) 869-3000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On February 12, 2016, the Company’s board of directors appointed Barry Lefkowitz as the Company’s interim Chief Financial Officer. Mr. Lefkowitz, age 53, is currently the President and CEO of Huntington Road Advisors LLC, a real estate investment and advisory firm. Prior to that, he was the Chief Financial Officer of Mack-Cali Realty Corporation, a New York Stock Exchange listed real estate investment trust, from 1996 to 2014. Mr. Lefkowitz oversaw Mack-Cali Realty Corporation’s strategic financial planning and forecasting, financial accounting and reporting, capital markets activities and investor relations. In addition, from 2004, he had been responsible for oversight of the Company’s property management and asset management operations. Mr. Lefkowitz served as a Vice President at Mack Cali Realty Corporation from 1994 to 1997. Prior to joining Mack-Cali Realty Corporation, he served as a Senior Manager at Deloitte LLP, specializing in real estate, with emphasis on mergers and acquisitions. Mr. Lefkowitz is a Member of American Institute of Certified Public Accountants, the New Jersey Society of Certified Public Accountants and the New York State Society of Certified Public Accountants. He holds a B.S. degree in Accounting from Brooklyn College. There were no arrangements or understandings between Mr. Lefkowitz and any other persons pursuant to which Mr. Lefkowitz was selected as interim Chief Financial Officer. Mr. Lefkowitz does not have any family relationships subject to disclosure under Item 401(d) of Regulation S-K or any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

(e) On February 15, 2016, Mr. Lefkowitz entered into an employment agreement with the Company, effective as of February 12, 2016, to serve as interim Chief Financial Officer (the “Interim CFO Employment Agreement”) and devote his full business time to the Company. The term of the Interim CFO Employment Agreement runs for six months (from February 12, 2016 to August 12, 2016) and thereafter is automatically extended for successive one month terms unless it is terminated. The Interim CFO Employment Agreement provides that Mr. Lefkowitz’s base salary shall be $125,000 per month, which shall be paid in regular installments in accordance with the Company’s usual payment practices. Additionally, under the award agreement entered into between Mr. Lefkowitz and the Company in connection with his employment agreement, he will receive restricted common stock having a value equal to $150,000, based on the closing price of the common stock on the business day preceding the grant date, which shall be made pursuant to the terms of the Company’s 2013 Omnibus Incentive Plan. The award of restricted common stock will vest upon completion of six months of employment or upon Mr. Lefkowitz’s earlier termination by the Company. To the extent provided under the Company’s charter, by-laws and applicable law, the Company has also agreed to indemnify Mr. Lefkowitz for certain liabilities and expenses incurred as a result of actions brought, or threatened to be brought, against Mr. Lefkowitz in connection with his status or service as interim Chief Financial Officer and to advance him expenses incurred as a result of any proceeding for which he may be entitled to indemnification.

As previously announced, on February 7, 2016 the Company’s board of directors appointed Daniel B. Hurwitz as the Company’s interim President and Chief Executive Officer and as a member of the board of directors of the Company. On February 12, 2016, Mr. Hurwitz entered into an employment agreement with the Company, effective as of February 7, 2016, to serve as interim President and Chief Executive Officer and as a member of the board of directors (the “Interim CEO Employment Agreement” and together with the Interim CFO Employment Agreement, the “Employment Agreements”) and to devote substantially all of his business time to the Company. The term of the Interim CEO Employment Agreement runs for six months (from February 7, 2016 to August 7, 2016) and thereafter is automatically extended for successive one month terms unless it is terminated. The Interim CEO Employment Agreement provides that Mr. Hurwitz’s compensation shall be $300,000 per month. The cash component of $200,000 shall be paid in regular monthly installments in accordance with the Company’s usual payment practices. The equity component for the initial six month term will be paid in the form of $600,000 of restricted stock, based on the closing price of the common stock on the business day preceding the grant date, and will vest upon completion of the six month term or upon Mr. Hurwitz’s earlier termination by the Company. With respect to any subsequent one month term, Mr. Hurwitz will be paid $100,000 of restricted stock at the start of the term. To the extent provided under the Company’s charter, by-laws and applicable law, the Company has also agreed to indemnify Mr. Hurwitz for certain liabilities and expenses incurred as a result of actions brought, or threatened to be brought, against Mr. Hurwitz in connection with his status or service as interim President and Chief Executive Officer or as a member of the board of directors and to advance him expenses incurred as a result of any proceeding for which he may be entitled to indemnification.

The foregoing descriptions of the Employment Agreements do not purport to be complete and each is qualified in its entirety by reference to the applicable Employment Agreement entered into with each of Mr. Lefkowitz and Mr. Hurwitz, copies of which are attached to this report as exhibits 10.1 and 10.2, respectively.

Item 9.01.	Financial Statements and Exhibits.

(d) The following exhibits are attached to this Current Report on Form 8-K

Exhibit No.	Description

10.1	Employment Agreement, dated February 15, 2016 by and between the Company and Barry Lefkowitz

10.2	Employment Agreement, dated February 12, 2016 by and between the Company and Daniel B. Hurwitz

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

BRIXMOR PROPERTY GROUP INC.

By:	/s/ Steven F. Siegel
Name:	Steven F. Siegel
Title:	Executive Vice President,
General Counsel and Secretary

BRIXMOR OPERATING PARTNERSHIP LP

By: Brixmor OP GP LLC, its general partner

By: BPG Subsidiary Inc., its sole member

By:	/s/ Steven F. Siegel
Name:	Steven F. Siegel
Title:	Executive Vice President,
General Counsel and Secretary

Date: February 16, 2016